Urban Outfitters, Inc.                                               Exhibit 11
INCOME PER SHARE CALCULATION:
JULY 31, 1998 & 1997


INCOME PER SHARE CALCULATION:

                                                    Three Months Ended July 31
                                       ------------------------------------------------------
                                                 1998                          1997
                                       -----------------------        -----------------------
                                                     Per Share            $         Per Share
NET INCOME                             3,442,000         $0.19        2,855,000         $0.16
                                       =========    ==========        =========    ==========
WEIGHTED AVERAGE COMMON
  SHARES & COMMON SHARE
  EQUIVALENTS OUTSTANDING-
  ASSUMING DILUTION                                 18,028,164                     17,840,021
                                                    ==========                     ==========


                                                     Six Months Ended July 31
                                       ------------------------------------------------------
                                                1998                           1997
                                       -----------------------        -----------------------
                                           $         Per Share            $         Per Share
NET INCOME                             5,540,000         $0.13        5,278,000         $0.30
                                       =========    ==========        =========    ==========
WEIGHTED AVERAGE COMMON
  SHARES & COMMON SHARE
  EQUIVALENTS OUTSTANDING-
  ASSUMING DILUTION                                 18,022,619                     17,769,280
                                                   ===========                     ==========



COMPUTATION OF COMMON SHARES
  & COMMON SHARE EQUIVALENTS
   OUTSTANDING:

                                                       Three Months Ended July 31,
                                    -----------------------------------------------------------------
                                                 1998                              1997
                                    ------------------------------    -------------------------------
                                    End of Period    Weighted Ave.    End of Period     Weighted Ave.
                                    -------------    -------------    --------------    -------------
COMMON SHARES OUTSTANDING-
   BASIC                              17,784,954       17,782,063       17,588,696        17,588,696
                                                       ----------                         ----------

COMMON SHARE EQUIVALENTS:
      OPTIONS                          1,390,000        1,325,445         1,320,772        1,320,772
      ASSUMED REPURCHASED
         AT AVERAGE PRICE                              (1,079,344)                        (1,069,447)
                                                       ----------                         ----------

WEIGHTED AVERAGE COMMON
   EQUIVALENTS                                            246,101                            251,325
                                                       ----------                         ----------

TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING-
   ASSUMING DILUTION                                   18,028,164                         17,840,021
                                                       ==========                         ==========


                                                         Six Months Ended July 31,
                                    ----------------------------------------------------------------
                                                 1998                              1997
                                    ------------------------------    ------------------------------
                                    End of Period    Weighted Ave.    End of Period    Weighted Ave.
                                    -------------    -------------    -------------    -------------
COMMON SHARES OUTSTANDING-
   BASIC                              17,784,954       17,738,988       17,588,696      17,563,503
                                                       ----------                       ----------

COMMON SHARE EQUIVALENTS:
      OPTIONS                          1,390,000        1,303,375        1,320,772       1,320,551
      ASSUMED REPURCHASED
         AT AVERAGE PRICE                              (1,019,744)                      (1,114,774)
                                                       ----------                       ----------

WEIGHTED AVERAGE COMMON
   EQUIVALENTS                                            283,631                          205,777
                                                       ----------                       ----------

TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING-
   ASSUMING DILUTION                                   18,022,619                       17,769,280
                                                       ==========                       ==========